Exhibit 5.1
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                  OPINION OF BROWN RUDNICK BERLACK ISRAELS LLP

                        BROWN RUDNICK BERLACK ISRAELS LLP
                        120 West 45th Street, 29th Floor
                            New York, New York 10036
                            Telephone: (212) 704-0100
                               Fax: (212) 704-0196


                                       July __, 2002


MoneyZone.com, Inc.
7025 East 1st Avenue, Suite 5
Scotsdale, AZ 85251

Ladies and Gentlemen:

         We have acted as counsel for MoneyZone.com, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 506,666 shares (the "Shares") of the Company's Common Stock, $0.15 par value ("Common Stock"), all of which are issuable under the Company's 2000 Stock Option Plan, as amended by Amendment No. 1 thereto (collectively, the "Stock Plan").

         In that connection, we have examined the Certificate of Incorporation of the Company, the Registration Statement, the Stock Plan, the Agreement and Plan of Merger by and between MoneyZone.com and MoneyZone.com, Inc. and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for as described in the Stock Plan or stock option agreements issued pursuant to the Stock Plan, as the case may be, will be duly and validly issued, fully paid and non-assessable. In giving this consent, we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required. By Section 7 of the Securities Act.

         We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ BROWN RUDNICK BERLACK ISRAELS LLP